               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------  -----------------------------------------------------------------
For this type of account:               Give the                                                         Give the EMPLOYER
                                        SOCIAL SECURITY          For this type of account:               IDENTIFICATION
                                        number of --                                                     number of --
---------------------------------------------------------------  -----------------------------------------------------------------
1.   An individual's account            The individual           9.   A valid trust, estate, or pension  The legal entity (do not
                                                                      trust                              furnish the identifying
2.   Two or more individuals (joint     The actual owner of the                                          number of the personal
     account)                           account or, if combined                                          representative or trustee
                                        funds, the first                                                 unless the legal entity
                                        individual on the                                                itself is not designated
                                        account(1)                                                       in the account title)(5)

3.   Husband and wife (joint account)   The actual owner of the  10.  Corporate account                  The corporation
                                        account or, if joint
                                        funds, either person(1)  11.  Religious, charitable, or          The organization
                                                                      educational organization account

4.   Custodian account of a minor       The minor(2)             12.  Partnership account held in the    The partnership
     (Uniform Gift to Minors Act)                                     name of the business


5.   Adult and minor (joint account)    The adult or, if the     13.  Association, club, or other tax-   The organization
                                        minor is the only             exempt organization
                                        contributor, the
                                        minor(1)                 14.  A broker or registered nominee     The broker or nominee

6.   Account in the name of guardian    The ward, minor, or      15.  Account with the Department of     The public entity
     or committee for a designated      incompetent person(3)         Agriculture in the name of a
     ward, minor, or incompetent                                      public entity (such as a State or
     person                                                           local government, school district,
                                                                      or prison) that receives
7.   a.   The usual revocable savings   The grantor-trustee(1)        agricultural program payments
          trust account (grantor is
          also trustee)

     b.   So-called trust account       The actual owner(1)
          that is not a legal or valid
          trust under State law

8.   Sole proprietorship account        The owner(4)

---------------------------------------------------------------  -----------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's Social Security Number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security Number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number (if you have one).
(5) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the Taxpayer Identification Number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9

                                        Page 2

OBTAINING A NUMBER
If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for Social Security Number Card or Form SS-4, Application for Employer Identification Number at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
     -    A corporation.
     -    A financial institution.
     - An organization exempt from tax under Section 501(A) or an individual retirement plan.
     -    The United States or any agency or instrumentality thereof.
     - A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof. An international organization or any agency or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     -    A real estate investment trust.
     -    A common trust fund operated by a bank under Section 584(a).
     - An exempt charitable remainder trust, or a nonexempt trust described in Section 4947(a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     -    A foreign central bank of issue.
     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     -    Payments to nonresident aliens subject to withholding under Section
          1441.
     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     -    Payments made by certain foreign organizations.
     Payments made to a nominee. Payments of interest not generally subject to backup withholding include the following:
     -    Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer.
     - Payments of tax-exempt interest (including exempt interest dividends under Section 852).
     -    Payments described in Section 6049(b)(5) to nonresident aliens.
     -    Payments on tax-free covenant bonds under Section 1451.
     -    Payments made by certain foreign organizations.
     -    Payments made to a nominee.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give Taxpayer Identification Numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.